Exhibit (23) (a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 033-84480 of Northbrook Life Insurance Company to Form S-1 on Form S-3 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Northbrook Life Insurance Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 26, 1999